UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       October 29, 2004

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California  92503-5527
(Address of principal executive offices)

Registrant’s telephone number, including area code    (951) 351-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 7.01                Regulation FD Disclosure

On October 29, 2004 certain members of the Registrant’s management met with institutional investors and analysts and made a slide presentation. The slides shown during the presentation were attached as Exhibit 99.1 to a Form 8-K that was filed on November 1, 2004.  Subsequently, the Registrant determined that six of the slides contained editing errors, and corrected slides are attached as Exhibit 99.1 to this Form 8-K.

Slide numbers 80 and 81 of the prior filing showed the date as 2005 rather than 2004.  Slide number 95 stated that the backlogs shown were year-to-date, but were in fact as of the end of the twelfth week of the second quarter. The symbols in the map at slide 98 were transposed to the left.  Certain percentages on slide 124 were inaccurate, and the line item for Deferred taxes at slide number 131 should have read “Deferred taxes (current portion).”

In addition, remarks made during the presentation by Roger L. Howsmon, Executive Vice President of the Registrant’s Housing Group, suggested that sales per store at Fleetwood Retail Corp. were 1.5 in its third quarter of fiscal 2004, and more recently were running at 2.2. These figures are inventory turn rates, and sales per store for Fleetwood Retail Corp.’s third quarter of fiscal 2004 and for its second quarter of fiscal 2005 in fact were 3.2.

The information in this Current Report and the exhibit attached to this Current Report as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section nor shall it be incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits

(c)           Exhibit

99.1	Text of corrected slides relating to the Registrant’s presentation on October 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: November 10, 2004

	By:	/s/ Boyd R. Plowman

Boyd R. Plowman

Executive Vice President, Chief Financial Officer

Index to Exhibits

99.1	Text of corrected slides related to the Registrant’s presentation on October 29, 2004.